EXHIBIT 10.3

                                AGREEMENT

IT IS AGREED this ____ day of August 2001, by and between Harley E. Northrop ("HEN") and Bion Environmental Technologies, Inc. ("BION") as follows:

WHEREAS BION is entering into agreements to simplify its capital structure in preparation for subsequent financing transactions:

AND WHEREAS HEN considers such simplification to be in the best interests of BION and HEN;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein:

1) HEN agrees to and does hereby amend the promissory note attached hereto as Exhibit A ("Note") to provide that:

     a)   The term of the Note shall be extended to April 30, 2002;
     b) The Note (principal and interest) shall be completely converted to shares of common stock of BION (with an effective registration statement related to resale of such shares) upon the earlier of April 29, 2002 or the conversion of BION's outstanding Convertible Bridge Notes and 2001 Convertible Notes (collectively "CV Notes") which conversion shall take place at the lower of: 1) $1.80 per share, or ii) the conversion price of the CV Notes;
2) HEN and BION agree to execute such other documents as may be necessary to properly carry out the transactions set forth herein.
3) The Agreement is subject to ratification by BION's Board of Directors on or before September 15, 2001.

BION Environmental Technologies, Inc.          Harley E. Northrop


By:                                            By: /s/ Harley E. Northrop
    ---------------------------------             --------------------------
         Authorized Officer                       Harley E. Northrop

                                                                    EXHIBIT A
Initial Principal:  $308,114.23

Date Due:  December 31, 2001


                           PROMISSORY NOTE ("Note")

     FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., a Colorado corporation ("MAKER"), hereby promises to pay to the order of Harley Northrop, ("HOLDER"), and his successors and assignees, at PO Box 188, Westfield, NY 14787, or at such other place as the HOLDER of this Note may from time to time designate in writing, all sums due under this Note (plus interest) in lawful and immediately available money of the United States. The initial principal of this loan is $308,114.23. Interest shall be accrued and added to principal at one percent (1.0%) per month from date owed by MAKER. All outstanding principal and interest shall be due and payable on or before December 31, 2001, if not previously paid. If this Note or interest due hereunder is not paid when due or declared due hereunder, the principal shall draw interest at the rate of one and one half percent (1.5%) per month.

     The outstanding principal and interest due hereunder shall be convertible, in whole or in part, at the option of the HOLDER, into shares of MAKER's common stock ("Shares") at a price of $2.00 per share (equitably adjusted for subsequent stock splits, dividends, mergers, etc.) at any time prior to payment by MAKER of such principal and interest. MAKER shall give HOLDER 90 days' notice of intent to pay the principal and interest of this Note during which period HOLDER may elect to convert this Note to MAKER's common stock. Upon issuance, MAKER represents that all shares received as a result of conversion of this Note shall be fully-paid and non-assessable.

     As additional consideration for making this note, MAKER will issue one
(1) X Warrant, to purchase one share of MAKER's common stock at a price of $8.00 per share (equitably adjusted for subsequent stock splits, dividends, mergers, etc., subsequent to the dividend declared May 21, 1999) for a 24 month period commencing January 1, 2000, for each $2.00 or principal amount of the Note advanced by Holder (no X Warrants will be issued for interest accumulated on the principal amount of this Note.)

     Upon default by the MAKER of the timely payment of principal or interest due hereunder or upon any Event of Default as hereinafter defined, the HOLDER may, in its sole discretion, withhold any payments due and payable to MAKER and apply same to the MAKER's obligations hereunder. In addition, upon any Event of Default, the HOLDER may declare the full amount of this Note due and payable.

     If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law, pursuant to or in compliance with any judgment, decree of order of any court, or any order, rule or regulation of any administrative or governmental body, or otherwise) the HOLDER of this Note may, at its option, upon written notice to MAKER, declare this Note and any other promissory note issued by MAKER to HOLDER (whether or not then due in accordance with its terms) to be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable:

          (a) MAKER fails to make payment of principal or of interest on this Note or any other obligation of MAKER when such shall become due and payable, whether at the stated maturity thereof or by acceleration or otherwise;

          (b) MAKER (1) admits its inability to pay its debts as they become due; (2) files a petition in bankruptcy or makes a petition to take advantage of an insolvency act; (3) makes an assignment for the benefit of creditors;
(4) commences a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of the whole or any substantial part of its properties; (5) files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute or the United States or any State;

          (c) MAKER (1) is adjudged as bankrupt, (2) a court enters an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of MAKER or of the whole or any substantial part of its properties, or approve a petition filed against MAKER seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state; (3) under the provisions of any other law for the relief or aid of debtors, a court assumes custody or control of MAKER or the whole or any substantial part of its properties; (4) there is commenced against MAKER any proceeding for any of the foregoing relief; (5) a petition in bankruptcy is filed against MAKER; or (6) MAKER by any act indicates its consent to approval of or acquiescence in any such proceeding or petition.

     Except as otherwise hereinabove expressly provided, MAKER hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment, surrender or substitution of security or forbearance, or other indulgence, without notice.

     Jurisdiction and venue shall be in a court of general jurisdiction located in Boulder, Colorado. In the event that litigation is necessary to collect the principal (and interest) of the Note, HOLDER shall be entitled to reasonable attorneys' fees and litigation costs associated therewith.

                         BION ENVIRONMENTAL TECHNOLOGIES, INC.


                         By: __________________________________
                              Authorized Officer

Date:  May 28, 1999